Exhibit 23.1

                      [LETTERHEAD OF MALONE & BAILEY, PC]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated August 19, 2008 with respect to the audited financial statements of Ameriwest Minerals Corporation for the year ended May 31, 2008.

We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ Malone & Bailey, PC
---------------------------------
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

October 8, 2008